EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Sun Biomass, Inc.

(A Development Stage Company)

Wilmington, DE

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) dated January 21, 2011 of our report dated November 22, 2010, relating to the financial statements as of December 31, 2009 and for the period from February 9, 2009 (inception) through December 31, 2009. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 21, 2011